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                                                                    EXHIBIT 10.2

                           CHANGE OF CONTROL AGREEMENT

     THIS AGREEMENT ("Agreement") dated April 30, 2006, by and between Mid-America Bancshares, Inc., a Tennessee corporation (the "Company"), and Gary
L. Scott ("Executive").

                                   WITNESSETH:

     WHEREAS, Executive has been effective in his service to PrimeTrust Bank ("Bank"), and the Company recognizes the valuable services that Executive has rendered and desires to be assured that Executive will continue his active participation in the business of the Bank and also to serve as chairman and chief executive officer of the Company; and

     WHEREAS, Executive is willing to continue to serve both Bank and Company but desires assurance that, in the event of any change of control of the Company, or the sale of any of its subsidiary banks (each a "Subsidiary Bank") after the consummation of the share exchange ("Share Exchange") between the Company on the one hand and PrimeTrust Bank and Bank of the South on the other, he will continue to have the responsibility and status he has earned.

     NOW, THEREFORE, in consideration of the premises and the parties's agreements herein contained, the Company and the Executive hereby agree that:

     1. In order to protect Executive against the possible consequences of a change of control (as such term is hereinafter defined) of Company or any Subsidiary Bank and thereby to induce Executive to continue to serve as an executive officer of the Company and the Bank, the Company agrees that if control of the Company or any Subsidiary Bank is changed, Executive shall be entitled to receive within ten (10) business days of the change of control, a lump sum payment in cash in the amount of $1.00 less than three times the disqualified individual's base amount of compensation (Internal Revenue Code
Section 280G(b)(2)(A)(ii)). The term "base amount," referred to in this provision, is the Employee's annualized includible compensation for a base period, consisting of the most recent five tax years ending before the date on which the ownership or control of the Company or the Subsidiary Bank changed, or the portion of this period during which the Employee performed personal services for or was an employee of the Company or Bank (Code Section 280G(b)(3) and (d)). "Annualized includible compensation" for the base period is the average annual compensation that was payable by the Company or the Bank and includible by the Employee in gross income for the tax years of the base period (Code Section 280G(d)(1)).

     2. Even in the event of termination of Executive's service to the Company or the Bank, Executive's benefits hereunder shall be considered severance pay in consideration of his past service, and pay in consideration of his continued service from the date hereof, and his entitlement thereto shall not be governed by any duty to mitigate his damages by seeking further employment nor offset by any compensation which he may receive from future employment.

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     3. As used herein the term "control" shall mean (a) the ownership (whether directly, indirectly, beneficially or of record) of shares in excess of 50% of the then-outstanding shares of Common Stock of the Company by a person or group of persons (including, without limitation, a corporation, trust, partnership, joint venture, individual or other entity); or (b) any change in the composition of the Board of Directors of the Company resulting in a majority of the directors of the Company not constituting a majority two years hence, provided, that in making such determination directors who were elected by, or on the recommendation of, such present majority, shall be excluded. Beneficial ownership shall include all shares directly or indirectly owned by a person or group of persons or any affiliates or associates of such person or group of persons, or shares which such person or group of persons, affiliates or associates have the right to acquire through the exercise of any option, warrant or right or otherwise and all shares as to which such person or group of persons, affiliates or associates, directly or indirectly, have or share voting power or investment power or both. As used herein, the term the "combined entity" shall mean Company and the person or groups of persons are combined or separate legal entities; or (c) the sale or other disposition by the Company of all or substantially all of the assets of any Subsidiary Bank in one or a series of transactions and/or the sale or other disposition of as much as 50% of any Subsidiary Bank's common stock.

     4. The specific arrangements referred to above are not intended to exclude Executive's participation in other benefits available to executive personnel generally or to preclude other compensation or benefits as may be authorized by the Board of Directors from time to time.

     5. The Company agrees to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to Executive, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle Executive to compensation from the Company in the same amount and on the same terms as Executive would be entitled under Section 1 hereof. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this paragraph 5 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     6. This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees, and legatees. If Executive should die while any amount would still be payable to Executive hereunder if Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement of Executive's devisee, legatee or other designee, or, if there be no such designee, to Executive's estate.


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     7. Any payment or delivery required under this Agreement shall be subject to all requirements of the law with regard to withholding, filing, making of reports, and the like, and Company shall use its best efforts to satisfy promptly all such requirements.

     8. Prior to change of control as herein defined, this Agreement shall terminate if Executive shall resign voluntarily, retire, become permanently and totally disabled, voluntarily take another position requiring a substantial portion of his time, or die. This Agreement shall also terminate if Executive's employment as an officer of Company shall have been terminated for any reason by the Board of Directors of Company as constituted prior to any change of control of Company as herein defined.

     9. The acquisition of a Subsidiary Bank by any company or entity controlled by the Company shall not trigger the provisions of this Agreement.

     10. This Agreement shall be effective as of the Effective Time of the Share Exchange. As used herein, the term "Effective Time" means the date and time that the Share Exchange shall become effective as a result of the filing of articles of share exchange with respect to the Share Exchange.

     11. It is agreed by Executive and Company that, if this Agreement becomes effective by virtue of the occurrence of the Share Exchange being completed, then this Agreement shall be deemed to have replaced his change of control agreement with PrimeTrust Bank ("Bank Agreement") and that the said Bank Agreement shall be deemed to be terminated immediately before the Effective Time and of no further effect.

     12. This Agreement shall be construed and enforced under the internal laws of the State of Tennessee without giving effect to the conflict of laws principles of such jurisdiction.

     IN WITNESS WHEREOF, this Agreement has been executed on April 30, 2006, to be effective as set forth in paragraph 10 of this Agreement.

                                        MID-AMERICA BANCSHARES, INC.


                                        By: /s/ David Major
                                            ------------------------------------
                                            David Major, President


Agreed and Accepted as to all terms
and conditions:

/s/ Gary L. Scott
-------------------------------------
Gary L. Scott, Individually


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